FOR IMMEDIATE RELEASE
BroadVision Contact:
Lisa Rosner
Vice President, Worldwide Marketing
650.331.3297
Lisa.Rosner@broadvision.com

BroadVision Announces First Quarter 2007 Results

REDWOOD CITY, CALIF. -- April 25, 2007 -- BroadVision, Inc. (Pink Sheets: BVSN), a global provider of e-business solutions, today reported financial results for its first quarter ended March 31, 2007. Revenues for the quarter were $12.7 million, compared with revenues of $13.0 million for the fourth quarter ended December 31, 2006 and $12.6 million for the first quarter of 2006.

License revenue for the first quarter was $5.7 million versus $4.0 million in the prior quarter and $2.9 million in the comparable quarter of 2006. The majority of the first quarter license revenue was generated from the company's core Commerce and Portal solutions from customers including Finnair, Prime Polymer, Standard Bank of Argentina, Vodafone Omnitel, and several other brand name global customers

In the first quarter of 2007, BroadVision posted a net loss on a Generally Accepted Accounting Principles ("GAAP") basis of $1.8 million, or $0.02 per share, as compared with GAAP net income of $7.0 million, or $0.09 per diluted share, for the fourth quarter of 2006 and GAAP net income of $0.9 million, or $0.02 per diluted share, for the first quarter of 2006.

The Company's GAAP net loss was primarily due to a $6.7 million non-cash charge from the revaluation of the Company's outstanding warrants previously issued to certain holders to purchase approximately 4.2 million shares of common stock with a strike price of $1.48 per share. GAAP requires that the liability for these warrants be "marked to market" at the end of each financial reporting period. The Company's substantially appreciated stock price during the first quarter has contributed to the significant non-cash charge. If and when all these warrants are exercised, the company would receive approximately $6.2 million in cash.

Pro forma net income for the first quarter of 2007 was $5.4 million, or $0.05 per diluted share, compared with a pro forma net income of $6.1 million, or $0.08 per diluted share, in the fourth quarter of 2006 and a pro forma net income of $2.3 million, or $0.05 per diluted share, in the first quarter of 2006. These pro forma results exclude restructuring charges, gain (loss) on change in derivatives, stock compensation expense under SFAS 123R, and revaluation of warrant liabilities. A reconciliation of these pro forma figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes its pro forma results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of March 31, 2007, the company had a cash balance of $41.0 million, representing a $4.0 million, or 11%, increase over the December 31, 2006 balance of $37.0 million, due primarily to positive cash flow generated from operations.

"Despite the first quarter GAAP net loss due primarily to a larger-than-normal non-cash warrant revaluation charge as the Company's stock price appreciated 245% during the quarter, our team continued to generate solid results," said Dr. Pehong Chen, President and CEO, BroadVision. "We are on track in delivering exciting new products and remain very focused on driving the Company forward according to the strategic roadmap announced during the first quarter."

Conference Call Information
BroadVision management will host a conference call today, Wednesday April 25, 2007, at 2:00 p.m. PDT.  The conference call may be accessed by dialing: 1-866-463-5401 pin code 410254#.  A web replay will also be available following the call on the company's website until it releases its second quarter 2007 financial results.

About BroadVision
Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users -- including Audible.com, Baker Hughes, Ferrari, Cardinal Health, Citibank, Hilti, Japan Airlines, Renault, Sears, Sony, Vodafone, U.S. Air Force, Xerox and Yomiuri Shinbun -- rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 1-650-331-1000, email ir1@broadvision.com or visit www.broadvision.com. For a free download of our Portal software, visit the Portal Solutions section of the new developer's corner which is featured on our home page.

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BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's continued execution in accordance with its strategic roadmap, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,		December 31,
	2007		2006

ASSETS
Current assets:
Cash and cash equivalents	$41,017		$37,003
Other current assets	12,497		12,211
Total current assets	53,514		49,214
Goodwill	25,066		25,066
Other non-current assets	2,600		2,662
Total assets	$81,180		$76,942

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$36,254		$30,259
Other non-current liabilities	2,868		3,429
Total liabilities	39,122		33,688
Total stockholders' equity	42,058	*	43,254
Total liabilities and stockholders' equity	$81,180		$76,942

* Subject to final FIN 48 Study, which may result in changes in prior year retained earnings and corresponding accrued liabilities.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2007	2006

Revenues:
Software licenses	$5,733	$2,882
Services	7,012	9,742
Total revenues	12,745	12,624
Cost of revenues:
Cost of software licenses	12	62
Cost of services	2,393	4,058
Total cost of revenues	2,405	4,120
Gross profit	10,340	8,504
Operating expenses:
Research and development	2,655	2,631
Sales and marketing	2,069	2,381
General and administrative	1,067	1,738
Restructuring charge	278	490
Total operating expenses	6,069	7,204
Operating income	4,271	1,264
Other expense, net	(6,028)	(227)
Income (loss) before provision for income taxes	(1,757)	1,037
Provision for income taxes	(56)	(156)
Net income (loss)	$(1,813)	$881
Basic income (loss) per share	$(0.02)	$0.02
Diluted income (loss) per share	$(0.02)	$0.02
Shares used in computing:
Weighted average shares-basic	106,667	42,958
Weighted average shares-diluted	106,667	43,068

BROADVISION, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006
Revenues:
Software licenses	$5,733	$3,957	$2,882
Services	7,012	9,089	9,742
Total revenues	12,745	13,046	12,624
Cost of revenues:
Cost of (credit for) software licenses	12	31	62
Cost of services	2,339	2,014	4,058
Total cost of revenues	2,351	2,045	4,120
Gross profit	10,394	11,001	8,504
Operating expenses:
Research and development	2,533	2,326	2,631
Sales and marketing	2,001	2,298	2,381
General and administrative	1,011	1,003	1,570
Total operating expenses	5,545	5,627	6,582
Pro forma operating income	4,849	5,374	1,922
Other income , net	632	882	528
Pro forma income before benefit (provision) for income taxes	5,481	6,256	2,450
Provision for income taxes	(56)	(186)	(156)
Pro forma net income	$5,425	$6,070	$2,294
Basic pro forma net income per share	$0.05	$0.08	$0.05
Diluted pro forma net income per share	$0.05	$0.08	$0.05
Shares used in computing basic pro forma net income per share	106,667	80,878	42,958
Shares used in computing diluted pro forma net income per share	109,135	80,878	43,068

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO PRO FORMA NET INCOME (LOSS)
(Unaudited; in thousands, except per share amounts)
	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006

Net (loss) income, generally accepted accounting principles	$(1,813)	$7,021	$881
Pro forma adjustments:
Restructuring (reversals) charges	278	(1,967)	490
Expense from derivatives [1]	-	-	370
SFAS 123R Expense	300	382	168
Revaluation of warrant liabilities[1]	6,660	634	385
Pro forma net income	$5,425	$6,070	$2,294

[1] Included as a component of other income (expense), net, for each period presented.